EXPENSE LIMITATION AGREEMENT

         This Agreement, dated as of September 23, 2009, is made and entered into by and among Fifth Third Asset Management Inc. (the "Advisor" and the "Administrator") and Fifth Third Funds (the "Trust") on behalf of each series of the Trust listed on Schedule A and Schedule B hereto (each a "Fund" and, collectively, the "Funds").

         WHEREAS, the Trust is a Massachusetts business trust and is registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end management investment company of the series type, and each Fund is a series of the Trust.

         WHEREAS, the Trust, on behalf of each Fund, and the Advisor have entered into an Investment Advisory Agreement dated November 6, 2003 for each Fund (the "Investment Advisory Agreement"), pursuant to which the Advisor provides investment management services to each Fund for compensation based on the value of the average daily net assets of each Fund; and

         WHEREAS, the Trust on behalf of each Fund and the Administrator have entered into a Administration Agreement dated May 18, 2007, for the Funds (the "Administration Agreement"), pursuant to which the Administrator provides management and administrative services to each Fund for compensation based on the value of the average daily net assets of each Fund; and

         WHEREAS, the Trust, the Advisor and the Administrator have determined that it is appropriate and in the best interest of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each Fund may normally be subject.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Expense Limitation and Waiver. The Advisor and Administrator agree that (i) they will limit each Fund's total annual fund operating expenses at the level shown on Schedule A and Schedule B hereto ("Expense Limit") and (ii) to the extent that ordinary operating expenses incurred by a Fund on Schedule A from November 27, 2009 through November 26, 2010 and a Fund on Schedule B from November 27, 2009 through November 30, 2012, including but not limited to investment advisory fees and management and administration fees of the Advisor and Administrator, respectively, but excluding extraordinary expenses, exceed the Expense Limit for a Fund, such excess amount will be the liability of the Advisor and Administrator ("Recoupment Amount").

         2. Reimbursement. If, from November 27, 2009 through November 26, 2010 for Funds listed on Schedule A and from November 27, 2009 through November 30, 2012 for Funds listed on Schedule B, and while the Investment Advisory Agreement and Administration Agreement for a Fund is in effect, the estimated annualized total fund operating expenses of a Fund are less than the Expense Limit for such Fund, the Advisor and Administrator shall be entitled to recoupment from such Fund the Recoupment Amount, to the extent that the Fund's annualized total fund operating expenses plus the Recoupment Amount does not exceed the Expense Limit for such Fund, provided that such Recoupment Amount may be paid, in each case, only from November 27, 2009 through November 26, 2010 for the Funds listed on Schedule A and November 27, 2009 through November 30, 2012 for the Funds listed on Schedule B , and further provided that such Recoupment Amount paid to the Advisor and Administrator during the fiscal year in which such amount is recouped, will in no event cause such Fund to exceed its Expense Limit.

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         3.       Year-End Adjustment. If necessary, on or before the last day of the first month of the Trust's fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual total fund operating expenses of a Fund for the prior fiscal year (including any recoupment payments hereunder with respect to such fiscal year) do not exceed the Expense Limit for such Fund.

         4. Term and Termination. This Agreement will automatically terminate with respect to a Fund upon termination of the Investment Advisory Agreement or Administration Agreement with respect to such Fund. This Agreement may be terminated after November 26, 2010 for the Funds listed on Schedule A and November 30, 2012 for the Funds listed on Schedule B, by the Trust, Advisor or Administrator.

         5. Captions. The captions in this Agreement are included for convenience of reference and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         6. Interpretation. Nothing herein contained shall be deemed to require the Trust or a Fund to take any action contrary to the Trust's Declaration of Trust or Bylaws, each as in effect from time to time, or any applicable statutory or regulatory requirement, including without limitation any requirements under the 1940 Act, to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for or control of the conduct of the affairs of the Trust or a Fund.

         7. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from the terms and provisions of the Investment Advisory Agreement, the Administration Agreement or the Investment Company Act of 1940, as amended, (the "1940 Act"), shall have the same meaning as and be resolved by reference to such Investment Advisory Agreement, Administration Agreement or the 1940 Act.

         8. Amendment. This Agreement may be amended only by a written instrument signed by each of the parties hereto.

         A copy of the Agreement and Declaration of Trust of the Trust, as amended, is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.

         This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single document.


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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.


FIFTH THIRD ASSET MANAGEMENT, INC.
As Advisor and Administrator


By:       /s/ Matthew A. Swendiman

Name:     Matthew A. Swendiman
Title:    Secretary


FIFTH THIRD FUNDS
On behalf of the Funds listed on Schedule A hereto


By:      /s/ Rick Ille

Name:    Rick Ille
Title:   Vice President


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                                   SCHEDULE A

                                                 Contractual Total Annual Fund
                                                   Operating Expenses-Expense
                                                             Limit
                                                 -------------------------------
PRIME MONEY MARKET FUND
   Institutional Shares                                      0.54%
   Class A Shares                                            0.79%
   Class B Shares                                            1.54%
   Class C Shares                                            1.54%

INSTITUTIONAL MONEY MARKET FUND
   Institutional Shares                                      0.21%
   Select Shares                                             0.29%
   Preferred Shares                                          0.36%
   Trust Shares                                              0.46%

INSTITUTIONAL GOVERNMENT MONEY MARKET FUND
   Institutional Shares                                      0.21%
   Select Shares                                             0.29%
   Preferred Shares                                          0.36%
   Trust Shares                                              0.46%

U.S. TREASURY MONEY MARKET FUND
   Institutional Shares                                      0.21%
   Select Shares                                             0.29%
   Preferred Shares                                          0.36%
   Trust Shares                                              0.46%

STRUCTURED LARGE CAP PLUS FUND
   Institutional Shares                                      0.72%
   Class A Shares                                            0.97%
   Class B Shares                                            1.72%
   Class C Shares                                            1.72%

INTERNATIONAL EQUITY FUND
   Institutional Shares                                      1.16%
   Class A Shares                                            1.41%
   Class B Shares                                            2.16%
   Class C Shares                                            2.16%


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                                                 Contractual Total Annual Fund
                                                   Operating Expenses-Expense
                                                             Limit
                                                 -------------------------------
HIGH YIELD BOND FUND
   Institutional Shares                                      0.74%
   Class A Shares                                            0.99%
   Class B Shares                                            1.74%
   Class C Shares                                            1.74%

QUALITY GROWTH FUND
   Institutional Shares                                      1.06%
   Class A Shares                                            1.31%
   Class B Shares                                            2.06%
   Class C Shares                                            2.06%

ALL CAP VALUE FUND
   Institutional Shares                                      1.04%
   Class A Shares                                            1.29%
   Class B Shares                                            2.04%
   Class C Shares                                            2.04%

DISCIPLINED LARGE CAP VALUE FUND
   Institutional Shares                                      0.91%
   Class A Shares                                            1.16%
   Class B Shares                                            1.91%
   Class C Shares                                            1.91%

TOTAL RETURN BOND FUND
   Institutional Shares                                      0.65%
   Class A Shares                                            0.90%
   Class B Shares                                            1.65%
   Class C Shares                                            1.65%

MID CAP GROWTH FUND
   Institutional Shares                                      0.88%
   Class A Shares                                            1.13%
   Class B Shares                                            1.88%
   Class C Shares                                            1.88%


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
                                                 Contractual Total Annual Fund
                                                   Operating Expenses-Expense
                                                             Limit
                                                 -------------------------------
SMALL CAP VALUE FUND
   Institutional Shares                                      1.15%
   Class A Shares                                            1.40%
   Class B Shares                                            2.15%
   Class C Shares                                            2.15%

SMALL CAP GROWTH FUND
   Institutional Shares                                      1.01%
   Class A Shares                                            1.26%
   Class B Shares                                            2.01%
   Class C Shares                                            2.01%

DIVIDEND GROWTH FUND
   Institutional Shares                                      0.73%
   Class A Shares                                            0.98%
   Class B Shares                                            1.73%
   Class C Shares                                            1.73%

MICRO CAP VALUE FUND
   Institutional Shares                                      1.35%
   Class A Shares                                            1.60%
   Class B Shares                                            2.35%
   Class C Shares                                            2.35%


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                                   SCHEDULE B

                                                 Contractual Total Annual Fund
                                                   Operating Expenses-Expense
                                                             Limit
                                                 -------------------------------
EQUITY INDEX FUND
   Institutional Shares                                      0.19%
   Class A Shares                                            0.44%
   Class B Shares                                            1.19%
   Class C Shares                                            1.19%
   Select Shares                                             0.27%
   Preferred Shares                                          0.34%
   Trust Shares                                              0.44%

LIFEMODEL AGGRESSIVE FUND(SM)
   Institutional Shares                                      0.08%
   Class A Shares                                            0.33%
   Class B Shares                                            1.08%
   Class C Shares                                            1.08%

LIFEMODEL MODERATELY AGGRESSIVE FUND(SM)
   Institutional Shares                                      0.08%
   Class A Shares                                            0.33%
   Class B Shares                                            1.08%
   Class C Shares                                            1.08%

LIFEMODEL MODERATE FUND(SM)
   Institutional Shares                                      0.08%
   Class A Shares                                            0.33%
   Class B Shares                                            1.08%
   Class C Shares                                            1.08%

LIFEMODEL MODERATELY CONSERVATIVE FUND(SM)
   Institutional Shares                                      0.08%
   Class A Shares                                            0.33%
   Class B Shares                                            1.08%
   Class C Shares                                            1.08%

                                                 Contractual Total Annual Fund
                                                   Operating Expenses-Expense
                                                             Limit
                                                 -------------------------------
LIFEMODEL CONSERVATIVE FUND(SM)
   Institutional Shares                                      0.08%
   Class A Shares                                            0.33%
   Class B Shares                                            1.08%
   Class C Shares                                            1.08%

SHORT TERM BOND FUND
   Institutional Shares                                      0.55%
   Class A Shares                                            0.80%
   Class C Shares                                            1.55%

STRATEGIC INCOME FUND
   Institutional Shares                                      0.86%
   Class A Shares                                            1.11%
   Class B Shares                                            1.86%
   Class C Shares                                            1.86%


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